UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report: May 24, 2011
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-8777 (Commission File Number)	95-1613718 (IRS Employer Identification No.)

2027 Harpers Way Torrance, California (Address of principal executive offices)	90501 (Zip Code)
Registrant’s telephone number, including area code: (310) 533-0474
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2011, Mr. Larry O. Wonder, Vice President of Sales with Virco Mfg. Corporation (the “Company”) tendered his resignation, effective June 30, 2011 for personal reasons and to spend more time with his family. In addition, on May 27, 2011, Mr. Wonder and the Company entered into a separation agreement and general release of claims (the “Separation Agreement”) pursuant to which, among other things, Mr. Wonder: (i) provided a general release in favor of the Company and (ii) will receive a lump sum severance payment of $166,935.75 less applicable payroll taxes and deductions, plus an amount sufficient to purchase his Company car for its fair market value. Mr. Wonder also agreed to consult with the Company in the future on certain projects. The Company thanks Mr. Wonder for his 33 years of dedicated service to the Company and its customers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION (Registrant)
Date: May 27, 2011	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors